UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): November 5, 2003



                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


          Minnesota                     000-50371               51-0467366
(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)         Identification No.)


                                150 Motor Parkway
                         Hauppauge, New York 11788-5145
                    (Address of principal executive offices)


                                 (631) 232-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 7.    Financial Statements and Exhibits

           (c)   The following exhibit is being "furnished" in accordance with
                 Item 12 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing:

                 99.1 Press Release of Curative Health Services, Inc. dated November 5, 2003.

Item 12.   Results of Operations and Financial Condition

           The following information is being "furnished" in accordance with
           Item 12 of Form 8-K and shall not be deemed "filed" for purposes of
           Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing:

           On November 5, 2003, Curative Health Services, Inc. issued a press release reporting on its results of operations and financial condition for the completed fiscal quarter ended September 30, 2003. The press release is furnished as Exhibit 99.1 to this Report.





Signature

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    CURATIVE HEALTH SERVICES, INC.


Date:  November 5, 2003             By:  /s/ Thomas Axmacher
                                         -------------------
                                         Thomas Axmacher
                                         Chief Financial Officer

                                                                 Exhibit 99.1


Contact:
     Scott Eckstein
     Investor Relations
     Curative Health Services
     631-232-7044
     seckstein@curativehealth.com


           CURATIVE HEALTH SERVICES REPORTS THIRD QUARTER 2003 RESULTS


                    Third quarter Revenues of $46.6 Million,

                       GAAP Net Income Per Share of $0.13,

                   Results Include Charges of $0.08 Per Share

Hauppauge, New York - November 5, 2003 - Curative Health Services, Inc., (Nasdaq: CURE), announced today third quarter financial results for the period ended September 30, 2003. Total revenues for the third quarter were $46.6 million, compared with $36.9 million reported in the third quarter of 2002, an increase of 26.4%. GAAP net income was $1.8 million or $0.13 per diluted share, compared with GAAP net income of $3.9 million, or $0.31 per diluted share, for the third quarter of 2002. Adjusted net income for the third quarter was $2.9 million or $0.21 per diluted share. The adjusted third quarter 2003 results add back to GAAP net income certain aggregate after tax charges of approximately $1.1 million ($1.8 million pre-tax) or $0.08 per diluted share. A table reconciling GAAP net income and net income per diluted share to adjusted net income and net income per diluted share for the three months ended September 30, 2003 accompanies this press release. Management believes the adjusted net income and adjusted net income per diluted share information is necessary to better present the Company's underlying business operating results.

Total revenues for the nine months ended September 30, 2003 were $149.3 million. GAAP net income was $8.7 million or $0.64 per diluted share. Adjusted net income for the nine months ended September 30, 2003 was $11.9 million or $0.87 per diluted share. These adjusted nine month results add back to GAAP net income charges taken during the first and second quarters that have been previously disclosed, as well as the charges taken during the third quarter discussed above. A table reconciling GAAP net income and net income per diluted share to adjusted net income and net income per diluted share for the nine months ended September 30, 2003 accompanies this press release.

                                     (more)

"Our third quarter was a challenging one as sequential revenue growth relating to our blood products paused, and the reorganization in the Synagis(R) distribution network made the competitive outlook somewhat uncertain for the 2003-2004 RSV season," said Joseph Feshbach, Curative's Chairman and CEO. "Moreover operating expenses as well as investment requirements have proven to be higher than expected. The combined effect of all of these changes was what prompted us to lower our guidance early in October. We also experienced isolated pricing pressure in our Wound Care business.

"Nonetheless we do expect solid sequential gains in Hemophilia and IVIG and other infusables in Q4 as well as good revenue gains in Synagis(R). We are also redoubling our expense control efforts." In the Wound Care business, the Company signed five new multi-year contracts to manage acute care hospital Wound Care Center(R) programs and had three contracts terminated.
Additionally, the Company has signed one multi-year contract thus far in the fourth quarter of 2003.


Fourth Quarter, Fiscal 2003 and Fiscal 2004 Guidance

For the full year 2003, the Company expects revenues to be in the range of $219-$221 million and GAAP net income in the range of $0.93-$0.96 per diluted share. Adjusted net income per diluted share for the full year 2003 is expected to be in the range of $1.17-$1.20. This adjusted net income per diluted share guidance reflects the adjustments shown for the first nine months of 2003 in the table reconciling GAAP net income per diluted share to adjusted net income per diluted share which table accompanies this press release. For the fourth quarter 2003, the Company expects revenues to be in the range of $70-$72 million and GAAP net income in the range of $0.30-$0.32 per diluted share.

For 2004, the Company anticipates revenues of approximately $270-$280 million and GAAP net income to be in the range of $1.35-$1.45 per diluted share. Revenues for Specialty Pharmacy Services are expected to be in the $240-$250 million range and revenues for Specialty Healthcare Services are expected to be approximately $30 million. Specialty Pharmacy Services revenue growth is expected from both organic growth as the result of the Company's expanded sales force, as well as the inclusion in 2004 of a full year of operations by specialty pharmacy businesses acquired during the first nine months of 2003.

The guidance above relates to periods which have not yet ended or for which the Company has not yet closed its books or completed its review of its operating results and financial position. Accordingly, this guidance is preliminary and subject to change based on completion of that review. In addition, the guidance above does not reflect the impact, if any, of the pending government investigation of the Company's Prescription City pharmacy which was announced today in a separate release.

Management believes that adjusted net income and adjusted net income per diluted share provide useful information that is essential to understanding the operating results of the Company's core business operations and that allows investors to more easily compare operating results from period to period.

The Company will host a conference call to discuss the Company's third quarter 2003 financial results, recent developments, business strategy and outlook on Wednesday, November 5, 2003, at 11:00 a.m. Eastern Time. To participate in the conference call, dial 1-800-915-4836 approximately 10 minutes prior to the scheduled start time.

                                     (more)

If you are unable to participate, a digital replay of the call will be available from Wednesday, November 5, 2003 at 1:00 p.m. Eastern Time until 12:00 a.m. Eastern Time on November 12, 2003 by dialing 1-800-428-6051 with passcode # 309426. The live broadcast of Curative's quarterly conference call will be available online by going to www.curative.com and selecting the Investor Relations link, on www.streetevents.com, and on www.companyboardroom.com. An online replay will be available shortly after the call through November 12, 2003 at those sites.


About Curative Health Services

Curative Health Services, Inc., through its two business units, Specialty Pharmacy Services and Specialty Healthcare Services, seeks to deliver high-quality results and exceptional patient satisfaction for patients experiencing serious or chronic medical conditions.

Curative's Specialty Pharmacy Services business unit provides services to help patients manage the health care process, and offers related pharmacy products to patients for chronic and critical disease states including Hemophilia, Immune System Disorders, Respiratory Syncytial Virus (RSV), Multiple Sclerosis, Rheumatoid Arthritis and Cancer.

Curative's Specialty Healthcare Services ("SHS") business unit is an industry leader in chronic wound care management. SHS provides a broad continuum of services to health care providers through a nationwide network. This national network of hospital-based Wound Care Center(R) programs has offered comprehensive treatment to over 375,000 patients.

         For more information, visit www.curative.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in the government regulations relating to the Company's Specialty Pharmacy Services or Specialty Healthcare Services business units, changes in the regulations governing third party reimbursements for the Company's services, manufacturing shortages of products sold by Curative's Specialty Pharmacy Services business unit, and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this release are referred to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, for further discussion of these and other factors that could affect future results.


                                 (Tables Follow)

                 CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                         Selected Financial Information


Condensed Consolidated Statements of Operations
-----------------------------------------------
(In thousands, except for per share data)

                                                            (Unaudited)                  (Unaudited)
                                                         Three Months Ended           Nine Months Ended
                                                            September 30,               September 30,
                                                        2003            2002        2003            2002
                                                      ------------------------    ------------------------
Revenues                                              $ 46,587        $ 36,851    $ 149,296       $ 91,535
Costs and expenses:
   Cost of product sales and services                   30,998          22,872      100,413         57,573
   Selling, general & administrative                    10,221           7,086       27,516         18,619
   Total charges incurred (see reconciliation
    table following)                                     1,793               -        5,332              -
                                                        ------          ------      -------         ------
     Total costs and expenses                           43,012          29,958      133,261         76,192
                                                        ------          ------      -------         ------
Income from operations                                   3,575           6,893       16,035         15,343

Interest income                                              3               4            7             57
Interest expense                                           661             393        1,673            675
                                                        ------          ------      -------         ------
Income before income taxes                               2,917           6,504       14,369         14,725

Income taxes                                             1,152           2,570        5,676          5,910
                                                        ------          ------      -------         ------
Net income                                            $  1,765        $  3,934    $   8,693       $  8,815
                                                        ======          ======      =======         ======
Net income per common share, basic                    $   0.14 (1)    $   0.33    $    0.70 (1)   $   0.79
                                                        ======          ======      =======         ======
Net income per common share, diluted                  $   0.13 (1)    $   0.31    $    0.64 (1)   $   0.73
                                                        ======          ======      =======         ======
Denominator for basic earnings per share,
weighted average common shares                          12,434          11,869       12,344         11,098
                                                        ======          ======      =======         ======
Denominator for diluted earnings per share,
weighted average common shares assuming
conversions                                             14,025          12,726       13,880         12,117
                                                        ======          ======      =======         ======


     (1) Calculated under the "as if converted" method, which requires adding shares related to convertible notes that have no contingencies to the denominator for diluted earnings per share and adding to net income, the numerator, tax effected interest expense relating to those convertible notes.

                 CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                         Selected Financial Information


Reconciliation of GAAP Net income to
Adjusted net income
-------------------
(In thousands, except for per share data)

                                                                                (Unaudited)           (Unaudited)
                                                                             Three Months Ended    Nine Months Ended
                                                                             September 30, 2003    September 30, 2003
                                                                            ------------------    ------------------
GAAP Net income                                                                   $  1,765              $  8,693

Adjustments:
 Costs of credit facility termination and corporate structure
    reorganization                                                                     274                 1,100
 Costs of pharmacy consolidation and executive terminations                            508                 3,221
 Costs of convertible note offering not completed due to market
    conditions                                                                         682                   682
 Costs of acquisition not completed                                                    329                   329
                                                                                    ------                ------
 Subtotal of adjustments                                                             1,793                 5,332
 Tax benefit                                                                          (708)               (2,106)
                                                                                    ------                ------
Adjusted net income                                                               $  2,850              $ 11,919
                                                                                    ======                ======

Reconciliation of GAAP Net income per common share,
diluted to Adjusted net income per common share, diluted
--------------------------------------------------------

GAAP net income per common share, diluted                                         $   0.13 (1)          $   0.64 (1)

Adjustments:
 Costs of credit facility termination and corporate structure
    reorganization                                                                    0.02                  0.08
 Costs of pharmacy consolidation and executive terminations                           0.04                  0.23
 Costs of convertible note offering not completed due to market
    conditions                                                                        0.05                  0.05
 Costs of acquisition not completed                                                   0.02                  0.02
                                                                                    ------                ------
Subtotal of adjustments                                                               0.13                  0.38
Tax benefit                                                                          (0.05)                (0.15)
                                                                                    ------                ------
Adjusted net income per common share, diluted                                     $   0.21 (1)          $   0.87 (1)
                                                                                    ======                ======
Denominator for diluted earnings per share,
weighted average common shares assuming conversions                                 14,025                13,880
                                                                                    ======                ======

                    (1) Calculated under the "as if converted" method, which requires adding shares related to convertible notes that have no contingencies to the denominator for diluted earnings per share and adding to net income, the numerator, tax effected interest expense relating to those convertible notes.

                 CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                         Selected Financial Information

Condensed Consolidated Balance Sheets
-------------------------------------
(Dollars in thousands)

                                                               (Unaudited)
                                                              September 30,      December 31,
                                                                  2003              2002
                                                              -------------     -------------
Assets
Current assets:
     Cash and cash equivalents                                  $     995         $   2,643
     Accounts receivable, net                                      43,945            36,438
     Deferred tax assets                                            3,088             2,957
     Inventories                                                   10,839            12,766
     Prepaids and other current assets                              2,394             2,212
                                                                  -------           -------
        Total current assets                                       61,261            57,016

     Property and equipment, net                                    6,128             3,284
     Goodwill and intangibles                                     150,155           125,165
     Other long-term assets                                         1,827               979
                                                                  -------           -------
        Total assets                                           $  219,371         $ 186,444
                                                                  =======           =======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                          $   19,931         $  21,786
     Accrued expenses                                              11,833            11,579
     Current portion long term liabilities                          7,916             6,102
                                                                  -------           -------
        Total current liabilities                                  39,680            39,467

     Long-term liabilities                                         41,919            26,076

     Stockholders' equity                                         137,772           120,901
                                                                  -------           -------
        Total liabilities and stockholders' equity             $  219,371         $ 186,444
                                                                  =======           =======



   Editors Note: This release is also available on the Internet over the World
                      Wide Web at: http://www.curative.com
                                   -----------------------

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